EXECUTION COPY

                                  ITT MSG INC.
                                 ITT EDEN CORP.
                           1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

                                                                   March 6, 1997

Rainbow Garden Corp.
Garden L.P. Holding Corp.
c/o Cablevision Systems Corporation
One Media Crossways
Woodbury, New York 11797

Ladies and Gentlemen:

     This nonbinding letter of intent, including Schedule A hereto, sets forth our preliminary agreement regarding a proposed transaction in which (i) ITT MSG Inc., a Delaware corporation ("IMI"), would sell to Rainbow Garden Corp. ("RGC") and Garden L.P. Holding Corp. ("GHC" and, together with RGC, the "Rainbow Entities") and the Rainbow Entities would purchase, or, at their option, cause Madison Square Garden, L.P., a Delaware limited partnership ("MSG"), to redeem, the 49.5% limited partnership interest in MSG held by IMI (the "Partnership Interest") and (ii) ITT Eden Corp., a Delaware corporation ("IEC"), would sell to the Rainbow Entities and the Rainbow Entities would purchase the 500 shares of the Class A Stock of MSG Eden Corporation, a Delaware corporation, held by IEC (the "Shares") in accordance with the terms set forth in Schedule A hereto. The proposed sale (or redemption) of the Partnership Interest and the proposed sale of the Shares is herein referred to as the "MSG Sale Transaction".

     We each hereby confirm our agreement to enter into good faith negotiations with respect to the MSG Sale Transaction, with the goal of negotiating and executing a mutually acceptable definitive agreement in respect of the MSG Sale Transaction. The Rainbow Entities will seek to obtain a commitment letter meeting the conditions described under "Financing Matters" in Schedule A hereto with the goal of obtaining such a letter within 10 days after the date hereof and the parties will seek to enter into a definitive agreement with the goal of entering into such definitive agreement within 30 days after the date hereof.

     This nonbinding letter of intent is not, and your acceptance hereunder does not constitute, an agreement to consummate the MSG Sale Transaction or any agreement to

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enter into a formal contract with respect to such transaction. It is understood that this letter is merely a nonbinding statement of intent with respect to the MSG Sale Transaction and, while the parties agree in principle to the contents hereof and in Schedule A hereto as they relate to the MSG Sale Transaction, this nonbinding letter of intent shall not create any legal obligations between the parties hereto or their affiliates with respect to the MSG Sale Transaction. Accordingly, this letter of intent does not constitute a binding agreement nor does it constitute an agreement to enter into an agreement and the terms hereof are subject to the execution and delivery of a formal definitive agreement and receipt of all corporate approvals. Such formal definitive agreement shall be in form and content satisfactory to all parties. Nothing in this nonbinding letter of intent shall have any effect whatsoever on the rights and obligations of the parties hereto or their affiliates under any agreement between them or any of their affiliates or be given any effect in the interpretation of any such agreement. This nonbinding letter of intent shall be governed in all respects by New York law (without regard to conflicts of laws principles).


                                   Very truly yours,

                                   ITT MSG INC.

                                   by
                                      /s/ROBERT A. BOWMAN
                                      -------------------
                                      Name: Robert A. Bowman
                                      Title: President

                                   ITT EDEN CORP.

                                   by
                                      /s/ ROBERT A. BOWMAN
                                      --------------------
                                      Name: Robert A. Bowman
                                      Title: President

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Accepted and agreed
as of the date first written above:


RAINBOW GARDEN CORP.

by
   /s/ MARC LUSTGARTEN
   -------------------
    Name: Marc Lustgarten
    Title: Vice Chairman

GARDEN L.P. HOLDING CORP.

by
   /s/ MARC LUSTGARTEN
   -------------------
    Name: Marc Lustgarten
    Title: Vice Chairman

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                                                                      SCHEDULE A


                                   TERM SHEET

Financing Matters:       Rainbow Entities (as defined in the nonbinding letter
                         of intent) will deliver to ITT MSG Inc. and ITT Eden
                         Corp. (collectively, "ITT") within ten days after the date hereof a letter from one or more financial institutions, reasonably acceptable to ITT, committing on a firm basis to provide funds to the Rainbow
                         Entities and/or MSG in an amount sufficient to purchase or redeem, as applicable, ITT's interest in MSG, as provided for below, on the first closing. The terms of such commitment letter, which shall be structured as a long form letter, shall be reasonably acceptable to ITT.

First Closing;           $500 million, payable in cash, for 77% of ITT's
Tag-Along:               interest in MSG (i.e., 38.5% of MSG in the aggregate),
                         including all of ITT's interest in the stock of MSG
                         Eden Corporation. The parties will use all reasonable efforts to cause the first closing to occur on or before June 1, 1997. If the transaction does not close by August 1, 1997, because of a failure to obtain NHL approvals, NBA approvals or HSR clearance either ITT or the Rainbow Entities will have the right to terminate the agreement (unless the relevant failure results from a breach by such party).

                         If any of the closings are structured as a redemption, the percentages, but not the amounts paid, shall be appropriately adjusted to give effect thereto to achieve the contemplated economics.

                         ITT will have tag-along rights in respect of its remaining interest in MSG held at any time after the first closing in any private sale transaction of any "direct or indirect interest" in MSG. (The meaning of "direct or indirect interest" or similar terms as used

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                         herein shall be defined in the definitive agreement.)
                         ITT will have piggy back registration rights in the case of a public offering which rights, in the case of a primary offering, will be subject to customary cut-back provisions (such that MSG primary offerings will take precedence) exercisable at the direction of the lead underwriter. Rainbow will have equivalent drag-along rights in the case of a private sale, but only if above the relevant price specified under "Second Closing" and "Third Closing" in the case of a private sale occurring prior to the second anniversary of the first closing. The tag-along rights and drag-along rights will not apply to individual private sale transactions (as opposed to any series of related private sale transactions) of less than 25% of MSG.

Second Closing:          At the option of ITT, Cablevision will be required to
                         purchase or, at Cablevision's election, to cause MSG to redeem, one-half of ITT's remaining limited partnership interest in MSG (i.e., 5.75% of MSG in the aggregate) on the first anniversary of the first closing, for $75 million in cash. Cablevision will have the option, in lieu of such cash, to cause to be issued to ITT an amount of Cablevision public common stock equal in value to the amount owing in respect of the purchase or redemption and the further obligation to make-whole ITT in the event the net cash proceeds actually realized from the immediate underwritten sale of such stock by ITT is less than the amount owing in respect of the purchase or redemption. Cablevision will register the Cablevision common stock on an effective registration statement on the closing of the purchase or redemption to allow such stock to be freely transferable.
                         Customary indemnities to ITT and its affiliates will be provided by Cablevision.

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Third Closing:           At the option of ITT, Cablevision will be required to
                         purchase or, at Cablevision's election, to cause MSG to redeem, the balance of ITT's limited partnership interest in MSG (i.e., 5.75% of MSG in the aggregate) on the second anniversary of the first closing, for $75 million in cash, or, if the option in respect of the second closing was not exercised, all of ITT's limited partnership interest for $150 million in cash. There will be provisions equivalent to those set forth under "Second Closing" for Cablevision public common stock for the "Third Closing".

                         ITT will not have the right to transfer, "directly or indirectly", its remaining limited partnership interest in MSG until after the third anniversary of the first closing. If Cablevision defaults on its purchase obligation on the second closing or third closing, the restriction on transfer shall no longer apply although a right of first refusal for ITT's "direct or indirect interest" in MSG will apply. ITT will grant Rainbow a right of first refusal for any transfer of a "direct or indirect interest" in MSG from the third anniversary of the first closing.

Cablevision              In the event of a "change of control" of ITT,
Call Right:              Cablevision shall have the right to require ITT to sell
                         its interests in MSG specified under "Second Closing" and "Third Closing" at a price determined as provided under "Second Closing" and "Third Closing", which right will be exercisable for 60 days after receipt of notice of the change of control and thereafter shall terminate. Cablevision shall have the option to satisfy its payment obligations by issuing debt obligations of either Cablevision or one of the Rainbow Entities (with the terms specified by Cablevision or one of the Rainbow Entities as applicable) to ITT valued by an investment banking firm as having a fair market value equal to the price specified under "Second Closing"

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                         and "Third Closing". The investment banking firm shall
                         be selected as follows: Cablevision will select three investment banking firms from a group of six, Lazard Freres, Morgan Stanley, Merrill Lynch, Bear Stearns, Salomon Brothers and Goldman Sachs, thereupon ITT will select one such firm from the Cablevision list of three.

                         Cablevision will also have a right to purchase any of ITT's remaining interest three years from the date of the first closing at "fair market value", determined on a proportionate basis to the entire value of MSG to a third party (i.e., there would be no minority discount). "Fair market value" will be determined based on the opinion of an investment banking firm selected as provided above. In all cases, "fair market value" shall be no less than the relevant amount or amounts specified in "Second Closing" and "Third Closing". In the event that Cablevision does not exercise its rights to purchase ITT's remaining interest in MSG on such third anniversary, then all interests in MSG shall be freely transferable by ITT subject to the right of first refusal discussed above.

Governance of MSG:       There will be no change in the Board of Directors of
                         MSG Eden Corporation prior to the first closing (other than as permitted by the existing governing documents).

Profit Sharing:          In the event the Rainbow Entities sell or transfer any
                         "direct or indirect interest" in MSG (by way of private sale or secondary public offering) or all or substantially all of the assets of MSG, within one year of the first closing, ITT will have the right to share in such proceeds to the extent the value implied by such transaction is in excess of the value for MSG contemplated by ITT's sale to the Rainbow Entities;
                         provided, however, there will be a 12% "cost of carry buffer" provided to the Rainbow

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                         Entities so that ITT's profit sharing right will be
                         reduced by an amount equal to the proceeds from the relevant transaction multiplied by 12% per annum calculated on the basis of the actual number of days elapsed from the date of the first closing. This provision will provide that any partial sale or transfer will be treated as a resale of the interest purchased or redeemed from ITT.

SportsChannel NY:        Rainbow will have the right to contribute SportsChannel
                         NY to MSG from 30 days after the first closing. If
                         SportsChannel NY is contributed within one year after the first closing, the deemed amount of such contribution will be $170 million and, in this regard, the definitive agreement will contain covenants applicable to SportsChannel NY restricting sales, transfers or other dispositions of assets and conduct of business. Thereafter, the deemed amount of any contribution of SportsChannel NY shall be its "fair market value" based on the opinion of an investment banking firm selected as provided above. The dilution of ITT's interest in MSG shall be determined on such "fair market value" basis.

WBIS:                    See Schedule 1.

Closing Conditions;      Each closing shall only be conditioned upon the
Documentation;           expiration of any applicable Hart-Scott-Rodino waiting
Other:                   period, any required approval of the NBA and NHL and
                         the applicable closing conditions set forth in the first sentence of the third paragraph under this heading. ITT and Rainbow shall agree to use all reasonable efforts to cause the conditions to be satisfied. The closings shall not be conditioned upon the receipt of financing. The parties will close the transaction within five business days after receiving
                         HSR clearance and league approvals and other conditions to closing are satisfied.

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                         ITT will have the right to assign its interest herein
                         and in any definitive agreements (along with related rights or obligations) to any wholly owned subsidiary of ITT or any "direct or indirect" parent of ITT so long as the transferee agrees to be bound thereby.

                         The definitive agreement will include: customary representations and warranties; customary closing conditions regarding accuracy of representations and warranties; customary closing conditions regarding delivery of customary legal opinions and ordinary course officers' certificates; customary closing conditions regarding litigation and compliance with agreements; and a closing condition to the effect that it shall be a condition to closing that the financial institution issuing the commitment letter shall not have exercised its "material adverse change" out (so long as the material adverse change is not caused by any action by SportsChannel NY or any action by Cablevision or any of its affiliates under affiliation agreements with MSG). Other documentary terms will also be mutually agreed upon by ITT and Rainbow.

                         If the Rainbow Entities or their affiliates do not consummate the first closing, notwithstanding that all conditions to closing have been satisfied, ITT will have the right to cause the contribution to MSG of SportsChannel NY at a valuation of $170 million and the restriction on transfer and right of first refusal in existing agreements shall become immediately null and void and of no effect, provided that, if ITT exercises its right in respect of SportsChannel NY, Cablevision shall have a right of first refusal in respect of ITT's "direct or indirect interest" in MSG.

Cooperation:             The parties will cooperate and cause MSG to cooperate
                         with each other in providing information as is reasonably

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                         needed in respect of financing of the transaction and,
                         in the case of ITT Corporation, delivery of investment banking fairness opinions.

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                                   Schedule 1

     On or before the first closing, SportsChannel NY and WBIS shall enter into an agreement pursuant to which SportsChannel NY will sublicense to WBIS (i) up to 15 (5 in the case of the 1996-1997 seasons) regular season games of each of the Nets, Devils and Islanders during each of the 1996-1997, 1997-1998 and 1998-1999 NBA and NHL seasons and (ii) if SportsChannel NY acquires broadcast rights to the games of the Mets beginning in the 1999 MLB season, up to 5 pre-season and 50 regular season games of the Mets during the 1999-2011 MLB seasons (subject to any early termination discussed by the parties). The terms of such sublicense agreement shall be reasonably acceptable to both SportsChannel NY and WBIS and shall provide for the payment by WBIS of the following per game fees (in the case of the Devils, Islanders and Nets):

Team                       1996-1997            1997-1998            1998-1999
----                       ---------            ---------            ---------

Devils                     $ 80,800             $ 80,800             $ 83,400

Islanders                  $ 80,800             $ 80,800             $ 83,400

Nets                       $ 73,100             $ 77,000             $ 83,400

and a fee for the Mets equal to $268,300 per regular season game in the 1999 season and a per game fee for each season thereafter equal to the per game fee for the prior season adjusted upward by the CPI (subject to a 3.5% minimum annual upward adjustment and a 5.0% maximum annual upward adjustment).

     On or before the first closing, MSG and WBIS shall enter into an agreement pursuant to which (i) MSG shall grant WBIS the right to broadcast up to 15 (5 in the case of the 1996-1997 NHL season for the Rangers and 4 in the case of the 1996-1997 NBA season for the Knicks) regular season games of each of the Knicks and the Rangers during each of the 1996-1997, 1997-1998 and 1998-1999 NBA and NHL seasons, for an arm's length rights fee and (ii) subject to mutually satisfactory resolution of any issues under MSG's agreement with the Yankees, MSG shall sublicense to WBIS up to 50 regular season games of the Yankees during the 1997, 1998 and 1999 MLB seasons for an arm's length rights fee. The terms of such agreement shall be reasonably acceptable to both MSG and WBIS.

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     With respect to each of the licenses or grants described above, such licenses and grants are for broadcast exhibition by and on WBIS within each of the respective team's home territory. In the event that the WBIS signal is retransmitted pursuant to federal copyright law, the WBIS signal must be carried in its entirety and the parties will agree upon appropriate compensation. To the extent the home territory of any of the teams extends beyond the reach of the WBIS broadcast signal, in such excess territory WBIS must be carried in its entirety. SportsChannel NY and MSG shall not license to any other party games licensed or granted to WBIS or exhibit such games in any manner during the 24-hour period following the live exhibition of such games by WBIS. WBIS' exhibition rights, however, shall include the right to replay such games during that 24-hour period.

     The agreements between WBIS, SportsChannel NY and MSG shall survive any direct or indirect sale or transfer by ITT of its interest in WBIS. A right of first refusal will be granted to Cablevision (or its designee) in respect of WBIS, subject to any existing agreement with Dow Jones. Such right of first refusal shall not apply to any transfer of 10% or less of WBIS to any entity which would provide content for WBIS.